UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LWAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, the board of directors (the “Board”) of Lifeway Foods, Inc. (the “Company”) appointed Dorri McWhorter to fill the vacancy on the Board created by the resignation of Mr. Marcel Laurent on October 18, 2019.

Ms. McWhorter is a CPA and, since 2013, the CEO of the YWCA Metropolitan Chicago, a social enterprise which includes an e-commerce platform, YShop.org and health platform, WomensHealthExchange.org. She is also an independent board member of William Blair Funds (since 2019), an independent director and the Audit Committee Chairperson of Skyway Concession Company (since 2018) and the 2020 Chairperson of the Board of Directors of the Illinois CPA Society. She was a partner at Crowe Horwath from 2008 to 2013 and head of internal audit at Snap-on Incorporated from 2006 to 2007. Ms. McWhorter holds a BBA in Accounting from University of Wisconsin – Madison and an MBA from Kellogg School of Management at Northwestern University.

There are no arrangements or understandings between Ms. McWhorter and any other person pursuant to which she was selected as director. There are no relationships between Ms. McWhorter and Lifeway or any related person that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: CEO, President and Secretary

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